As filed with the Securities and Exchange Commission on June 6, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nuverra Environmental Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0287117
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona	85254
(Address of Principal Executive Offices)	(Zip Code)

Nuverra Environmental Solutions, Inc. 2018 Restricted Stock Plan for Directors

(Full Title of the Plan)

Joseph M. Crabb

Executive Vice President & Chief Legal Officer

Nuverra Environmental Solutions, Inc.

14624 N. Scottsdale Rd., Suite 300

Scottsdale, Arizona 85254

(Name and Address of Agent For Service)

(602) 903-7802

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Matthew M. Holman

Squire Patton Boggs (US) LLP

1 E. Washington Street, Suite 2700

Phoenix, AZ 85004

(602) 528-4000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.01 per share	100,000	$11.38	$1,138,000	$141.68

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Pursuant to Rule 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price are estimated solely for the purpose of calculating the aggregate offering price and the amount of the registration fee for 100,00 shares reserved for future grant or issuance based on the average of the high and low prices of registrant’s common stock as reported on the NYSE American Stock Exchange as of a date (June 4, 2018) within five business days prior to filing this registration statement.

INTRODUCTORY STATEMENT

Nuverra Environmental Solutions, Inc. (the “registrant” or the “Company”) is filing this Registration Statement on Form S-8 relating to its common stock, $0.01 par value per share (the “Common Stock”), issuable pursuant to the terms of the Nuverra Environmental Solutions, Inc. 2018 Restricted Stock Plan for Directors (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*

The document(s) containing the information concerning the Plan required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to directors as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the U.S. Securities and Exchange Commission (the “Commission”) either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Company will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company will furnish to the Commission or its staff a copy of any or all of the documents included in such file. Any such request should be directed to Joseph M. Crabb, Executive Vice President & Chief Legal Officer, at Nuverra Environmental Solutions, Inc., 14624 N. Scottsdale Rd., Suite 300, Scottsdale, Arizona 85254, telephone number (602) 903-7802.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The following documents, which are on file with the Commission, are incorporated in this registration statement by reference (other than portions of those documents that have been “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules):

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed on March 16, 2018 (as amended by the Company’s Form 10-K/A, filed on April 19, 2018);

(b) the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed on May 9, 2018;

(c) the Company’s Current Reports on Form 8-K filed on January 9, 2018, February 23, 2018, March 5, 2018, and May 3, 2018; and

(d) the description of the Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 000-55822), filed on August 8, 2017.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the Commission), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

The description of the Common Stock contained in the Company’s Registration Statement on Form 8-A, filed on August 8, 2017, is incorporated herein by reference.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Reference is made to Section 145 of the General Corporation Law of the State of Delaware which provides for indemnification of directors and officers in certain circumstances.

The Company’s Second Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) and Third Amended and Restated Bylaws provides for indemnification of the directors and officers of the Company to the maximum extent permitted under the laws of Delaware. The Certificate of Incorporation requires the Company, to the maximum extent under the laws of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Company and who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them, unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit, or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The Certificate of Incorporation further provides that a director of the Company shall not be personally liable either to the Company or a stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of laws, (iii) for unlawful payment of a dividend or unlawful stock purchase or stock redemption; and (iv) for any transaction from which the director derived an improper personal benefit. The effect of these provisions is to eliminate the Company’s rights and its stockholders’ rights, through stockholders’ derivative suits on the Company’s behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director, except in the situations described above.

The Company has purchased and maintains insurance covering its directors, officers, employees and agents against any liability asserted against any of them and incurred by any of them, whether or not the Company would have the power to indemnify them against such liability under the provisions of the Company’s Certificate of Incorporation and applicable Delaware law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers or controlling persons pursuant to the provisions described above, or otherwise, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The list of exhibits in the “Exhibit Index” at the end of this registration statement (immediately preceding the signature page) is incorporated herein by reference.

Item 9.	Undertakings.

1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Number	Description

4.1

Second Amended and Restated Certificate of Incorporation of Nuverra Environmental Solutions, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 8, 2017).

4.2

Third Amended and Restated Bylaws of Nuverra Environmental Solutions, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed with the SEC on August 8, 2017).

4.3**	2018 Restricted Stock Plan for Directors (incorporated herein by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the SEC on February 23, 2018).

4.4	Form of Restricted Stock Grant Agreement (incorporated herein by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed with the SEC on February 23, 2018).

5.1*	Opinion of Squire Patton Boggs (US) LLP, counsel to the Company.

23.1*	Consent of Hein & Associates LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Squire Patton Boggs (US) LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included on the signature pages hereto).

*	Filed herein
**	Indicates Management Compensatory Plan, Contract or Arrangement

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 6th day of June, 2018.

Nuverra Environmental Solutions, Inc.

By:	/s/ Charles K. Thompson
Charles K. Thompson
Chairman of the Board and Interim Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Nuverra Environmental Solutions, Inc. hereby severally constitute and appoint Charles K. Thompson and Joseph M. Crabb, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Nuverra Environmental Solutions, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CHARLES K. THOMPSON Charles K. Thompson	Chairman of the Board, Interim Chief Executive Officer, and Director (Principal Executive Officer)	June 6, 2018

/s/ EDWARD A. LANG Edward A. Lang	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 6, 2018

/s/ STACY W. HILGENDORF Stacy W. Hilgendorf	Vice President, Corporate Controller (Principal Accounting Officer)	June 6, 2018

/s/ JOHN B. GRIGGS John B. Griggs	Director	June 6, 2018

/s/ MICHAEL Y. MCGOVERN Michael Y. McGovern	Director	June 6, 2018

/s/ LAWRENCE A. FIRST Lawrence A. First	Director	June 6, 2018